UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2018

CERES TACTICAL GLOBAL L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31563 (Commission File Number)	13-4084211 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Management Agreement – SECOR Capital Advisors, L.P.

Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), the Registrant and SECOR Capital Advisors, L.P. (“SECOR”) have entered into a management agreement, dated as of January 1, 2019 (the “SECOR Management Agreement”), pursuant to which SECOR manages the portion of the Registrant’s assets allocated to it.

The General Partner has initially selected a variation of the program traded by SECOR Alpha Master Fund L.P. for the Registrant’s assets allocated to SECOR. This trading may be conducted either directly or indirectly through an investment in the SECOR Master Fund L.P. (the “Master Fund”) for which the General Partner is the general partner and SECOR is the advisor.

The initial amount of leverage applied to the assets allocated to SECOR, either directly or indirectly through the Master Fund, shall be at a level that is up to one and a half times the leverage applied to the assets of SECOR Alpha Master Fund L.P. The General Partner and SECOR may agree in writing to change the amount of leverage applied to the assets allocated to SECOR by the General Partner from time to time.

Pursuant to the SECOR Management Agreement, the Registrant will pay SECOR a monthly management fee equal to 1/12 of 1.15% (1.15% per year) of the month-end net assets (as defined in the SECOR Management Agreement) allocated to SECOR. SECOR also receives an annual incentive fee equal to 25% of new trading profits (as defined in the SECOR Management Agreement) earned by SECOR in each annual period.

The SECOR Management Agreement expires on December 31, 2019. If it is not terminated as of that date, it shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until it is otherwise terminated pursuant to the terms of the SECOR Management Agreement.

The SECOR Management Agreement is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Management Agreement – Willowbridge Associates Inc.

The General Partner, the Registrant and Willowbridge Associates Inc. (“Willowbridge”) have entered into a management agreement, dated as of January 1, 2019 (the “Willowbridge Management Agreement”), pursuant to which Willowbridge manages the portion of the Registrant’s assets allocated to it.

The General Partner has initially selected the wPraxis Futures Trading Approach for the Registrant’s assets allocated to Willowbridge. This trading may be conducted either directly or indirectly through an investment in CMF Willowbridge Master Fund L.P. (the “Master Fund”) for which the General Partner is the general partner and Willowbridge is the advisor.

The initial amount of leverage applied to the assets allocated to Willowbridge, either directly or indirectly through the Master Fund, shall initially be 3.0 times the assets of the Registrant allocated to Willowbridge by the General Partner. The General Partner and Willowbridge may agree in writing to change the amount of leverage applied to the assets allocated to Willowbridge by the General Partner from time to time.

Pursuant to the Willowbridge Management Agreement, the Registrant will pay Willowbridge a monthly management fee equal to 1/12 of 1.25% (1.25% per year) of the month-end net assets (as defined in the Willowbridge Management Agreement) allocated to Willowbridge. Willowbridge also receives a quarterly incentive fee equal to 20% of new trading profits (as defined in the Willowbridge Management Agreement) earned by Willowbridge in each quarterly period.

The Willowbridge Management Agreement expires on December 31, 2019. If it is not terminated as of that date, it shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until it is otherwise terminated pursuant to the terms of the Willowbridge Management Agreement.

The Management Agreement is filed herewith as Exhibit 10.2, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective December 31, 2018, the General Partner terminated the amended and restated management agreement, dated as of October 22, 2012, as amended and novated, by and among Mesirow Financial International UK Limited (“Mesirow”), the General Partner and the Registrant (the “Mesirow Management Agreement”), pursuant to which Mesirow managed the portion of the Registrant’s assets allocated to it. The General Partner terminated the Mesirow Management Agreement because Mesirow is no longer trading on behalf of the Registrant.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description

10.1	Management Agreement, dated as of January 1, 2019, by and among the Registrant, the General Partner and SECOR.

10.2	Management Agreement, dated as of January 1, 2019, by and among the Registrant, the General Partner and Willowbridge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES TACTICAL GLOBAL L.P.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: January 7, 2019